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For further information contact:

Derek Leckow
Vice President
Investor Relations
(717) 849-7863                            For Immediate Release

DENTSPLY International Reports Record First Quarter Results

•	Record first quarter net sales increased 25.6% and 26.3% excluding precious metals

•	Earnings per diluted share of $0.37 on a GAAP reported basis and $0.52 on an adjusted basis

York, PA - May 1, 2012 - DENTSPLY International Inc. (NASDAQ: XRAY) today announced sales and earnings for the three months ended March 31, 2012. Net sales in the first quarter of 2012 increased 25.6% to $716.4 million from $570.5 million in the first quarter of 2011. Net sales, excluding precious metals content, of $665.6 million increased 26.3% from $527.0 million in the first quarter of 2011. Constant currency net sales growth, excluding precious metals content, in the first quarter was 28.3%, driven largely by acquisitions, but also supported by internal sales growth, which was notably strong in the United States.

Net income attributable to DENTSPLY International for the first quarter of 2012 was $53.3 million, or $0.37 per diluted share, compared to $69.1 million, or $0.48 per diluted share in the first quarter of 2011. On an adjusted basis, excluding certain non-GAAP items, earnings increased to $0.52 per diluted share from $0.50 per diluted share in the first quarter of 2011. A reconciliation of the non-GAAP measure to earnings per share calculated on a GAAP basis is provided in the attached table.

Bret Wise, Chairman and Chief Executive Officer, stated, “We are pleased to report a strong start to fiscal 2012. Our new product portfolio continues to drive above-market base business growth in many sectors of dentistry, helping to overcome our supply constraints in orthodontics. Our orthodontics business has improved sequentially and we expect this to continue through the balance of 2012. We have also made substantial progress on our acquisition integration efforts, including going live with a new combined implant organization in the United States. The global dental market continued to grow in the first quarter, with strength in the U.S. offsetting slower conditions in Europe. Given these factors, we are confirming our earnings expectations on an adjusted basis for 2012 in the range of $2.22 to $2.30 per diluted share.”

Additional Information

A conference call has also been scheduled for today, Tuesday, May 1, 2012 at 8:30 a.m. (Eastern Time). A live broadcast will be accessible on DENTSPLY's website http://www.dentsply.com. In order to participate in the call, dial (888) 204-4317 for domestic calls, or (913) 312-0411 for international calls. The Conference ID # is 5693504. At that time, you will be able to discuss first quarter 2012 results with DENTSPLY's Chairman and Chief Executive Officer, Mr. Bret Wise; President and Chief Operating Officer, Mr. Chris Clark; and Senior Vice President and Chief Financial Officer, Mr. William Jellison.

A rebroadcast of the conference call will be available to the public online at the DENTSPLY website http://www.dentsply.com. You may also access a dial-in replay for one week following the call at (888) 203-1112 (for domestic calls) or (719) 457-0820 (for international calls), Replay Passcode # 5693504.

DENTSPLY International Inc. is a leading manufacturer and distributor of dental and other healthcare products. The Company believes it is the world's largest manufacturer of professional dental products. For over 110 years, DENTSPLY's commitment to innovation and professional collaboration has enhanced its portfolio of branded consumables and small equipment. Headquartered in the United States, the Company has global operations with sales in more than 120 countries. Visit www.dentsply.com for more information about DENTSPLY and its products.

This press release contains forward-looking information (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding future events or the future financial performance of the Company that involve substantial risks and uncertainties. Actual events or results may differ materially from those in the projections or other forward-looking information set forth herein as a result of certain risk factors. These risk factors include, without limitation; the continued strength of dental and medical markets, the timing, success and market reception for our new and existing products, uncertainty with respect to governmental actions with respect to dental and medical products, outcome of litigation, continued support of our products by influential dental and medical professionals, our ability to successfully integrate acquisitions, risks associated with foreign currency exchange rates, and changes in the general economic environment that could affect the business. Changes in such assumptions or factors could produce significantly different results.

For an additional description of risk factors, please refer to the Company's most recent Form 10-K and its subsequent periodic reports on Forms 10-Q filed with the Securities and Exchange Commission.

Non-GAAP Financial Measures

In addition to the results reported in accordance with US GAAP, the Company provides adjusted net income attributable to DENTSPLY International and adjusted earnings per diluted common share. These adjusted amounts consist of US GAAP amounts excluding, net of tax (1) acquisition related costs, (2) restructuring and other costs, (3) amortization of purchased intangible assets, (4) orthodontic business continuity costs, (5) income related to credit risk adjustments, (6) certain fair value adjustments at an unconsolidated affiliated company, and (7) income tax related adjustments. Adjusted earnings per diluted common share is calculated by dividing adjusted net income attributable to DENTSPLY International by diluted weighted-average common shares outstanding. Adjusted net income attributable to DENTSPLY International and adjusted earnings per diluted common share are considered measures not calculated in accordance with US GAAP, and therefore are non-US GAAP measures. These non-US GAAP measures may differ from other companies. Income tax related adjustments may include the impact to adjust the interim effective income tax rate to the expected annual effective tax rate.

The Company believes that the presentation of adjusted net income attributable to DENTSPLY International and adjusted earnings per diluted common share provides important supplemental information to management and investors seeking to understand the Company's financial condition and results of operations. The non-US GAAP financial information should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP.

DENTSPLY INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	March 31,

	2012	2011

Net sales	$716,413	$570,503
Net sales, excluding precious metal content	665,625	527,005

Cost of products sold	323,663	270,519

Gross profit	392,750	299,984
% of Net sales	54.8%	52.6%
% of Net sales, excluding precious metal content	59.0%	56.9%

Selling, general and administrative expenses	304,353	200,767

Restructuring and other costs	1,237	633

Operating income	87,160	98,584
% of Net sales	12.2%	17.3%
% of Net sales, excluding precious metal content	13.1%	18.7%

Net interest and other expense	13,969	4,585

Income before income taxes	73,191	93,999

Provision for income taxes	14,715	23,712

Equity in net loss attributable
to unconsolidated affiliated company	(4,248)	(824)

Net income	54,228	69,463
% of Net sales	7.6%	12.2%
% of Net sales, excluding precious metal content	8.1%	13.2%

Less: Net income attributable to noncontrolling interests	944	379

Net income attributable to DENTSPLY International	$53,284	$69,084

% of Net sales	7.4%	12.1%
% of Net sales, excluding precious metal content	8.0%	13.1%

Earnings per common share:
Basic	$0.38	$0.49
Dilutive	$0.37	$0.48

Cash dividends declared per common share	$0.055	$0.050

Weighted average common shares outstanding:
Basic	141,721	141,614
Dilutive	143,984	144,044

DENTSPLY INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2012	2011
Assets

Current Assets:

Cash and cash equivalents	$67,346	$77,128
Accounts and notes receivable-trade, net	461,352	427,709
Inventories, net	403,052	361,762
Prepaid expenses and other current assets	187,435	146,304
Total Current Assets	1,119,185	1,012,903

Property, plant and equipment, net	604,160	591,445
Identifiable intangible assets, net	998,538	791,100
Goodwill, net	2,109,451	2,190,063
Other noncurrent assets, net	183,727	169,887

Total Assets	$5,015,061	$4,755,398

Liabilities and Equity

Current liabilities	$794,483	$724,073
Long-term debt	1,481,217	1,490,010
Deferred income taxes	321,362	249,822
Other noncurrent liabilities	371,024	407,342
Total Liabilities	2,968,086	2,871,247

Total DENTSPLY International Equity	2,008,617	1,848,077
Noncontrolling interests	38,358	36,074
Total Equity	2,046,975	1,884,151

Total Liabilities and Equity	$5,015,061	$4,755,398

DENTSPLY INTERNATIONAL INC.
(In thousands)

Operating Income Summary:

The following tables present the reconciliation of reported GAAP operating income in total and on a percentage of net sales, excluding precious metal content, to the non-GAAP financial measures.

Three Months Ended March 31, 2012
	Operating Income (Loss)	Percentage of Net Sales, Excluding Precious Metal Content

Operating Income	$87,160	13.1%

Amortization of Purchased Intangible Assets	15,359	2.3%

Acquisition-Related Activities	7,534	1.1%

Restructuring and Other Costs	1,730	0.3%

Orthodontics Business Continuity Costs	617	0.1%

Adjusted Non-GAAP Operating Income	$112,400	16.9%

Three Months Ended March 31, 2011
	Operating Income (Loss)	Percentage of Net Sales, Excluding Precious Metal Content

Operating Income	$98,584	18.7%

Amortization of Purchased Intangible Assets	2,268	0.5%

Recent Acquisition-Related Activities	399	0.1%

Restructuring and Other Costs	234	—%

Adjusted Non-GAAP Operating Income	$101,485	19.3%

DENTSPLY INTERNATIONAL INC.
(In thousands, except per share amounts)

Earnings Summary:

The following tables present the reconciliation of reported GAAP net income attributable to DENTSPLY International and on a per share basis to the non-GAAP financial measures.

Three Months Ended March 31, 2012
	Income	Diluted
	(Expense)	Per Share

Net Income Attributable to DENTSPLY International	$53,284	$0.37

Amortization of Purchased Intangible Assets, Net of Tax	10,982	0.08

Acquisition -Related Activities, Net of Tax and Non-Controlling Interests	4,797	0.03

Loss on Fair Value Adjustments at an Unconsolidated Affiliated Company, Net of Tax	4,655	0.03

Restructuring and Other Costs, Net of Tax and Non-Controlling Interests	1,164	0.01

Orthodontics Business Continuity Costs, Net of Tax	408	—

Income Tax-Related Adjustments	(35)	—

Adjusted Non-GAAP Net Income Attributable to DENTSPLY International	$75,255	$0.52

Three Months Ended March 31, 2011
	Income	Diluted
	(Expense)	Per Share

Net Income Attributable to DENTSPLY International	$69,084	$0.48

Amortization of Purchased Intangible Assets, Net of Tax	1,508	0.01

Loss on Fair Value Adjustments at an Unconsolidated Affiliated Company, Net of Tax	921	0.01

Recent Acquisition-Related Activities, Net of Tax and Non-Controlling Interests	245	—

Income Tax-Related Adjustments	196	—

Restructuring and Other Costs, Net of Tax and Non-Controlling Interests	114	—

Adjusted Non-GAAP Net Income Attributable to DENTSPLY International	$72,068	$0.50

DENTSPLY INTERNATIONAL INC.
(In thousands, except per share amounts)

Operating Tax Rate Summary:

The following tables present the reconciliation of reported GAAP effective tax rate as a percentage of income before income taxes to the non-GAAP financial measure.

Three Months Ended March 31, 2012
	Pre-tax Income	Income Tax Benefit (Expense)	Percentage of Pre-Tax Income

As Reported - GAAP Operating Results	$73,191	$(14,715)	20.1%

Amortization of Purchased Intangible Assets	15,359	(4,377)

Acquisition-Related Activities	7,534	(2,737)

Restructuring and Other Costs	1,730	(566)

Orthodontics Business Continuity Costs	617	(209)

Loss on Fair Value Adjustments at an Unconsolidated Affiliated Company	273	(83)

Income Tax-Related Adjustments	—	(35)

As Adjusted - Non-GAAP Operating Results	$98,704	$(22,722)	23.0%

Three Months Ended March 31, 2011
	Pre-tax Income	Income Tax Benefit (Expense)	Percentage of Pre-Tax Income

As Reported - GAAP Operating Results	$93,999	$(23,712)	25.2%

Amortization of Purchased Intangible Assets	2,268	(760)

Recent Acquisition-Related Activities	399	(154)

Restructuring and Other Costs	234	(120)

Income Tax-Related Adjustments	—	196

As Adjusted - Non-GAAP Operating Results	$96,900	$(24,550)	25.3%